As filed with the Securities and Exchange Commission on September 14, 2018

Registration No. 333-220464

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CELEBIDDY, INC.

(Exact name of registrant as specified in its charter)

SPARROW STREET ACQUISITION CORPORATION

(Former name of registrant)

Delaware	8129	81-3425396
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

18 Narbonne

Newport Beach, CA 92660

+1 626-644-0070

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

+800 462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy & Associates

215 Apolena Avenue

Newport Beach, California 92662

Tel: 949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filed ☐
Non-accelerated filed ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	850,000	$0.10	$85,000	$9.85

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 850,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated September __, 2018

Celebiddy, Inc.

850,000 shares of Common Stock offered by selling shareholders at $0.10 per share

This prospectus relates to the offer and sale of 850,000 shares of common stock (the “Shares”) of Celebiddy, Inc. (“Celebiddy” or the “Company”), $0.0001 par value per share, offered by the holders thereof, who are deemed to be statutory underwriters.

The selling shareholders will offer their shares at a price of $0.10 per share.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 850,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 5.

Celebiddy, Inc.

18 Narbonne

Newport Beach, CA 92660

Prospectus dated September __, 2018

i

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Celebiddy Inc. (referred to as “the Company,” or “Celebiddy”), a Delaware corporation, is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on existing respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has acquired and obtained all rights and sole ownership in and to the DateKickstarter Afterburner Dating System, a match-making software (the “Technology”). The Technology shall function in combination with manual service of DateKickstarter dating assistants, to be employed or contracted as the Company develops and user base expands and utilizing this combination of human evaluation and program-based matchmaking software, the Company intends to streamline and expedite user-to-user outbound first messages, thereby producing a set number of responses, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and to this end, on February 1, 2018 the Company initiated a soft launch of its services, whereby the Company offered full services, but only offered such services to a select number of users. After this initial six-month, soft launch trial period whereby the Company tested its application and improved upon functionality based on user feedback, the Company subsequently initiated full launch of its services. The Company is in process of raising marketing and advertising capital to attract users on a wider scale. In the meantime, the Company will utilize social media and other cost-efficient marketing methods to grow its user-base.

The Company was incorporated in the State of Delaware on July 22, 2016 and was formerly known as Sparrow Street Acquisition Corporation. In August 2016, Sparrow Street Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In April 2017, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc.

On August 25, 2017, the Company entered into a Copyright License Agreement (the “Copyright License”) pursuant to which software developer Adam Watson (“Licensor”) licensed exclusively to the Company all of Licensor’s copyrights, use and exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application, or the Technology, including resale rights and rights in and to any and all associated media. Date Kickstarter will utilize the Afterburner Dating System to deliver date management services to the Company’s user base.

On November 1, 2017, the Company appointed one John Malek to serve as Vice President of the Company and to perform such duties and task as designated by the Board of Directors or President of the Company. Mr. Malek is a shareholder of the Company and is the son to Mary Malek, who prior to appointment was the sole officer and director and whom remains majority shareholder of the Company. John Malek is the founder and CFO of DripTrive Inc., a European market company. Mr. Malek completed the Business Management/Marketing/Finance bootcamp and has developed talents in business marketing and optimization, as well as forecasting and implementing strategic business growth. Mr. Malek also created, developed and implemented the DateKickstarter project. Mr. Malek is also currently developing innovative crypto-technologies in the digital currency and block-chain space.

On February 1, 2018, the Company entered into a Modification of the Copyright License Agreement (the “Modification Agreement”) pursuant to which, all rights that were previously licensed by Licensor to the Company were then purchased, such that all rights in and to the Technology became solely and exclusively owned by the Company.

In exchange and in consideration for the rights granted pursuant to the Modification Agreement, the Company agreed to remunerate Licensor as follows:

1.	Payment of $5,000 (five thousand dollars) as total cash consideration for purchase of the Technology and all aforementioned associated rights thereto; and
2.	Payment of a monthly commission equal to 10% (ten percent) of the Company’s monthly net profit (if any) (“Seller’s Commission”), first payment which was to be due February 1, 2018 and further payments to endure indefinitely so long as the Company remains in existence and in good standing, unless mutually terminated by the Parties.

Pursuant to the Copyright License and subsequent Modification Agreement, the Company will now focus its business in the exploitation and use of the Technology.

1

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has acquired and obtained all rights and sole ownership in and to the DateKickstarter Afterburner Dating System, a match-making software (the “Technology”). The Technology shall function in combination with manual service of DateKickstarter dating assistants, to be employed or contracted as the Company develops and user base expands and utilizing this combination of human evaluation and program-based matchmaking software, the Company shall streamline and expedite user-to-user outbound first messages, thereby producing a set number of responses, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and to this end, on February 1st, 2018 the Company initiated a soft launch of its services, whereby the Company offered full services, but only offered such services to a select number of users. After this initial six-month, soft launch trial period whereby the Company tested its application and improved upon functionality based on user feedback, the Company subsequently initiated full launch of its services. The Company is in process of raising marketing and advertising capital to attract users on a wider scale. In the meantime, the Company will utilize social media and other cost-efficient marketing methods to grow its user-base.

On February 7, 2018, the Company issued a promissory note (the “Promissory Note”) in the amount of up to $90,000 (the “Loan Amount”) to Mary Malek, President and CEO of the Company (the “Lender”). Pursuant to the terms and subject to the conditions of the Promissory Note, the Company agreed to repay to Lender the entire Loan Amount, at 0% interest rate, due upon demand by Lender. The Promissory Note has an indefinite term and bears 0% interest. The Promissory Note reflects the Company’s intent to recompense the Lender for certain prior loans made by the Lender to the Company, one loan in the amount of $40,000 (Forty Thousand dollars), lent to the Company on November 6th, 2017, and another issued by the Lender to the Company in the amount of $50,000 (Fifty Thousand dollars), lent to the Company on December 26, 2017.

Stripe Data and Privacy

On September 1, 2017, the Company engaged Stripe, Inc. (“Stripe”), a digital privacy Data storage solutions company, to protect the Company’s user’s information and data. DateKickstarter database is fully integrated with Stripe such that when users provide personal information (e.g. address, credit card information, etc.), the information is sent directly to the Stripe server. The Stripe server protects user data by tokenizing user data with a specific Customer ID. That Customer ID only is stored in a Date Kickstarter database to interact with Stripe services when necessary. Stripe charges a per usage fee to the Company. Currently the Company pays 2.8% per user credit transaction to Stripe for utilization of Stripe’s services.

Consulting Services Agreement Voided

On February 22, 2018, the Company and Halcyon Innovation, LLC (“Consultant”) (collectively referred to hereafter occasionally as the “Parties”) entered into a Consulting Services Agreement (the “Agreement”) pursuant to which Consultant, which is in the business of providing customized technology solutions, was previously engaged to deploy a decentralized blockchain based profile storage solution (the “Development Work”) for the Company’s website, http://datekickstarter.com (the “Website”). The Company has elected to void their agreement with Consultant and remain with Stripe as Stripe’s services shall provide sufficient data protection, and without cost and challenges associated with any block-chain integration.

Business

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com, Tinder, POF  or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s services. The Company will charge a monthly subscription fee that shall vary based on demand, market conditions and other industry factors. The Company will initially charge $19.99 per dating platform account the user wants the company to manage. For each selected account, The Company will send 1,000 messages per platform per month. Payments will be collected on a month-to-month basis and users may cancel the service at any time.

As of the date of this Prospectus, Mary Malek, the Company’s founder and Chief Executive Officer, has either invested or loaned to the Company over $90,000 (Ninety Thousand Dollars) to fund development of the Company’s website, acquire the Technology and implement the same into the Date Kickstarter web and mobile application, to implement block-chain technology for user data encryption, and to pay other Company operating expenses, as needed.

In June 2017, pursuant to the Master Service Agreement (the “MSA”) that has been attached as an Exhibit to this Registration Statement, Celebiddy engaged Giraffe Builder (“GB”), an eSolutions provider, to provide the following services and build-out (altogether referred to as the “Web Development”) for the benefit of the Company:

●	Desktop and Mobile Responsive Custom Theme-Based e-commerce / subscription model Website;
●	4 Individual Packages consisting of 1,000 messages per package to external dating websites;
●	Upsell Sales Feature – within the shopping cart for Add-on options;
●	Location Search with filter city / state, age, gender of user;
●	Custom Site Design;
●	Custom Development on Framework;
●	Copy content and logo as provided by the Company;
●	Social media integration; and
●	Merchant Account Payment Gateway and SSL Certificate Integration

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The Web Development includes mobile friendly optimal graphic design, user-friendly digital architecture and programming, and build-out was completed in July 2017. On February 1, 2018, following the completion of the Web Development and subsequent integration of the Afterburner Dating System technology, the Company initiated a “soft launch” of its services, and the Company anticipates a complete launch of its functional dating management service by June 1, 2018. To fulfill its launch goals, the Company and has engaged a team of developers, coders, wire-framers, influencer recruiters, graphic designers, and web developers to optimize and refine its product and to build out a full-service digital marketplace application prior to launch.

The Market

The dating services industry has grown rapidly since 2010. According to IbisWorld, the industry is projected to reach $2.7BN in revenue in 2017, with the majority of sales being generated from online and mobile dating platforms. IBISWorld projects that revenue for the Dating Services industry will grow at an annualized rate of 5.7% over the next five years and will reach an estimated $3.5 billion by 2022. This figure includes an estimated 7.8% growth in 2018 alone.

While there has been a robust growth of online and mobile dating, male users typically struggle to generate a response from female users. In a study performed by Evan Marc Katz, a famous dating author and recognized dating coach by CNN, Wall Street and other journals covering online dating, it was concluded that on average women who utilize online dating platforms receive 20 times more messages than men who utilize the same platforms. At the current response rate for even the most popular man, it would take 2.3 years to fill up his inbox, compared to 2 months and 13 days for a popular woman. Bearing these statistics in mind, the Company is confident that its Management Service will satisfy a tremendous need to help male users generate responses from female users that many are currently seeking through frequent use of online dating platforms but failing to realize. Currently, as indicated by Katz’s study, most professional men do not have the have time nor dedication to pursue the number of female users necessary to get match with a target date.

The Company intends to collaborate work and lend its services to both online dating sites and Mobile dating applications. Currently, the Company’s dating management application will support a limited number of platforms, but as the Company grows the application will develop to accommodate more platforms.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

The Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for continued operations, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

3

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 850,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 850,000 shares (“Shares”) of common stock of the Company by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters.

The selling shareholders will offer their shares, respectively, at a price of $0.10 per share.

Common stock outstanding before the offering	21,300,000	(1)

Common stock for sale by the Company	0

Common stock for sale by selling shareholders	850,000

Common stock outstanding after the offering	21,300,000	(2)

Offering Price	$0.10 per share

Proceeds to the Company	$0

(1)  Based on number of shares outstanding as of the date of this prospectus.

(2)  Assumes the sale of the maximum number of Shares.

4

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

The Company has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its president and other officers.

The Company is a development stage company and has no operating history and it is therefore not possible for an investor to assess prior performance or determine whether it will likely meet its projected business plan. Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended. If the Company’s projects cannot be completed or consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects or products. An investor will be required to make an investment decision based solely on the management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the building and managing of ecological theme parks and producing organically grown food.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The report of the Company’s independent auditors contained in the Company’s financial statements for the year ended December 31, 2017 includes a paragraph that explains that the Company has experienced recurring losses and has an accumulated deficit during the development stage of $38,016. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations.

The Company has an accumulated deficit of $121,366 as of June 30, 2018.

As of June 30, 2018, the Company has an accumulated deficit of $121,366. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

Reliance on Management

Management will participate in all decisions with respect to the management of the Company, including (without limitation) determining business strategy, operations, and development. In the event of the dissolution, death, retirement or other incapacity of the Management, the business and operations of the Company may be adversely affected.

5

The Company’s CEO controls a majority of the outstanding stock.

The CEO of the Company currently beneficially owns more than a majority of the Company’s outstanding common stock. As such, she controls most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares. Ms. Maria Malek will retain substantial control over matters requiring approval, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

The Company may not be able to successfully manage its growth, which could lead to an inability to implement its business plan.

The Company’s growth is expected to place a significant strain on its managerial, operational and financial resources, especially considering that the Company currently only has a small number of executive officers, employees and advisors. Further, as the Company’s business grows, it may be required to manage multiple relationships with various consultants, businesses and other third parties. There can be no assurance that the Company’s systems, procedures and/or controls will be adequate to support its operations or that the Company’s management will be able to achieve the rapid execution necessary to successfully implement its business plan. If the Company is unable to manage its growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

The Company can give no assurance of success or profitability to its investors.

There is no assurance that the will ever operate profitably. There is no assurance that the Company will generate revenues or profits, or that the price of its common stock will be increased thereby.

Global and national financial events may have an impact on the Company’s business and financial condition in ways that the Company currently cannot predict.

A credit crisis, turmoil in the global or U.S. financial system, recession or similar possible events in the future could negatively impact the Company. A financial crisis or recession may limit the Company’s ability to raise capital through credit and equity markets. The prices for the products and services that the Company intends to provide may be affected by a number of factors, and it is unknown how these factors may be impacted by a global or national financial event.

6

Little Experience in Being a Public Company

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company will depend upon management but it may have limited participation of management.

The Company’s directors, Ms. Mary Malek and Mr. John Malek, also act as the Company’s officers. As such the Company will be heavily dependent upon Ms. Malek and Mr. Malek’s skills, talents, and abilities to implement the Company’s business plan, and may, from time to time, find that the inability of either Ms. Malek or Mr. Malek to devote their full-time attention to the business may result in a delay in progress toward implementing the Company’s business plan.

Ms. Malek, Mr. Malek, or other directors and officers whom may be nominated to the Company’s board of directors in the future, are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, the Company’s current and/or future officers and directors may have or develop potential conflicts including their time and efforts involved in participation with other business entities. Celebiddy’s officers and directors may engage in business activities outside of its business but the amount of time they devote as officers and directors to Celebiddy will be the amount they feel is necessary in their discretion to properly manage the business. (See “Directors and Executive Officers.”) Because investors will not be able to manage the business, they should critically assess all of the information concerning the Company’s officers and directors.

Ms. Malek is currently the President of New Life Treatment Center, a drug and alcohol rehabilitation center in Orange County (the “Treatment Center”). While Ms. Malek is devoted to the Company, certain amount of time will still be allocated to the Treatment Center, unless or until she resigns or otherwise departs from her position at the Treatment Center. As such, Ms. Malek expects to dedicate at a maximum 30 hours per week to the business of the Company.

Mr. Malek is the founder and CFO of DripTribe Inc., a European market company and is currently developing crypto-technologies. While Mr. Malek is devoted to the Company, certain amount of time will be allocated to ongoing developments of the crypto-technologies. As such, Mr. Malek expects to dedicate at a maximum 50 hours per week to the business of the Company.

The Company’s officers and directors may have conflicts of interests as to corporate opportunities which the Company may not be able or allowed to participate in.

Presently there is no requirement contained in the Company’s Certificate of Incorporation, Bylaws, or minutes which requires officers and directors of the Company to disclose business opportunities which come to their attention. Celebiddy’s current and future officers and directors do, however, have a fiduciary duty of loyalty to the Company to disclose any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities in the business which the person learns about through her involvement as an officer and director of another company.

Because of the nature of the Technology and its business operations, as is commonplace in the online and mobile dating services industry, there is a potential that the Company’s users will conduct, and subject other users to crude, illicit or otherwise inappropriate behavior or content.

Presently the Company’s Technology does not safeguard nor prevent against sending or receipt of crude, illicit or otherwise inappropriate behavior or content, as conducted, delivered and/or received by the Company’s users. For example, a user of the Company’s Date Kickstarter web and mobile application may send offensive hurtful, or even threatening messages to another user. This risk is even more likely when one user refuses to respond to another user, or worse if an uninterested user rebukes or otherwise rejects an interested user.

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To mitigate these risks, the Company requires each and every user to accept its Terms & Services before a user can subscribe to the Company’s Services. In particular, a user must promise prior to use that he or she, when interacting online or in person with anyone identified by the Company’s Website, must not violate nor infringe in any way upon the rights of others. The user must further agree that he/or she shall not engage in any behavior which is unlawful, threatening, abusive, defamatory, invasive of privacy or publicity rights, vulgar, obscene, profane, or otherwise objectionable, which encourages conduct that would constitute a criminal offense, gives rise to civil liability, or otherwise violates any law. Although all users who violate the Terms & Service are subject to non-refundable termination of services and potential ban from future use, this policy will not absolutely prevent against such inappropriate behaviors as the Company intends to safeguard against. Furthermore, although the Terms & Services explicitly disclaims any and all liability in association with a user’s violation of the Terms & Services, this disclaimer may prove insufficient or may otherwise prove ineffective in the event a harmed individual or entity sues or otherwise seeks recompense for violations committed by the Date Kickstarter’s users. In the event of a cause of action lodged against the Company due to the illicit, inappropriate or otherwise wrongful acts of one or more of its users, the Company and its business prospects may be materially adversely affected.

If third party dating sites disallow profile management services like Date Kickstarter, the Company’s business will be materially adversely affected.

The Date Kickstarter application is heavily reliant upon Third Party dating sites such as OKCupid.com, Match.com and similar sites for implementation of its profile management service, in the sense that Date Kickstarter services would only be utilized in conjunction with a user’s profile in association with these or similar sites. The Company has no control over these third-party dating sites and because the Company does not own nor operate its own dating site, the Company’s business will be severely and adversely impacted in the event that these third-party dating sites decide at a future point in time to limit, restrict or otherwise disallow implementation of Date Kickstarter or similar profile management services.

We have agreed to indemnification of officers and directors as provided by California Statute.

The General Corporation Law of Delaware and the California Corporations Code provides for the indemnification of its directors, officers, employees and/or agents, under certain circumstances. Indemnification requirements set forth by law, in the Company Bylaws or pursuant to Company policies may result in substantial expenditures by the Company that it may be unable to recoup.

The Company will have to compete with an already established and ever-evolving market.

The Company competes in a highly competitive market with numerous other developers and suppliers of matchmaking services. These services create competition in a number of ways, including competing for the attention of prospective customers. The barriers to entry for new competitors wishing to target our market sector are not prohibitive. Competition from other online dating service companies may be significant and may impact upon the Shares and our potential for profitability. The Company’s financial performance or operating margins could be adversely affected if the actions of competitors or potential competitors become more effective, or if new competitors enter the market and we are unable to counter these actions. The Company is also susceptible to being overtaken in the market if other more established and larger organizations aggressively expand and integrate new technologies.

The Company will initially heavily rely upon cost-efficient marketing strategies to organically grow its subscription-base, which may prove to be unsuccessful.

In early stages of development, the Company intends to keep marketing costs low, relying upon word-of-mouth to generate and grow subscribers. It is possible however that the Company’s initiatives to market its offerings according to the prescribed strategy may fail, or may not produce the projected levels, which may have an adverse impact on the financial position and performance of the Company.

The Company intends to increase advertising and marketing spend upon increase in marketing capital or upon infusion of capital, however the Company may never raise sufficient funds to implement such a plan or, even if sufficient funds are raised, the marketing plan may nevertheless prove to be unsuccessful.

In addition to cost-efficient marketing strategies, as the Company grows it intends to subcontract certain social media stars and personalities and utilize their brand to promote the Company and its services. There is no certainty however that the Company will generate sufficient operating capital or raise sufficient investment to implement this strategy, or even if such capital is raised, the plan may nevertheless prove unsuccessful in increasing popularity and use of the Company’s services.

The Company is susceptible to changes in the cost and value of advertising.

Promotion and marketing of products and services, developed by the Company, is intrinsically linked to the cost, availability and value of on-line and mobile advertising. These parameters are variable, and also affected by the changes in costs and availability of space within the wider advertising economy. Changes in the advertising market, such as higher prices or lower availability may have a negative impact on the business.

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The Company’s intellectual property protection may prove insufficient or the Company may not be able to adequately enforce the intellectual property it holds.

The Company has not patented any intellectual property, due to the high costs involved in obtaining and enforcing patents and the difficulty in obtaining patents applying to technology and software development. At some point in time the Company may review this policy and seek patent protection if it is deemed appropriate. The Company will hold, as a matter of law, copyright protection to the programming code of its matchmaking software. The Company further intends to seek trademark protection in relevant jurisdictions as is considered appropriate for newly branded products and design. The success of the Company in the future may depend in some cases on the ability to enforce trademark and copyright protection as well as in maintaining and growing goodwill in the Company’s branded software and/or algorithms. There can be no unqualified assurance that the Company will be able to enforce any trademark protection, or copyright, or that such protection will be sufficient to protect the Company’s intellectual property.

The Company’s potential for maximizing profits may be impacted if they are unable, or if the contracting party is unwilling to waive the monthly commission associated with the Company’s acquisition of the Afterburner Dating System technology.

On February 1, 2018, the Company entered into a Modification of a Copyright License Agreement (the “Modification Agreement”) pursuant to which, the Company acquired exclusive rights in and to the Afterburner Dating System technology (the “Technology”), previously owned by software developer Mr. Adam Watson.

In exchange and in consideration for the rights granted pursuant to the Modification Agreement, in addition to a payment of $5,000 (five thousand dollars), the Company agreed to pay to Mr. Watson a monthly commission equal to 10% (ten percent) of the Company’s monthly net profit (if any) (“Seller’s Commission”). The first payment under the Seller’s Commission was due February 1, 2018 and further payments, per the Modification Agreement, will endure indefinitely unless modified, cancelled or otherwise renegotiated between the parties. If the parties do not renegotiate, or if Mr. Watson is otherwise unwilling to modify or waive the Seller’s Commission, the Company’s potential for profits will be adversely impacted.

The Company’s success depends on its ability to respond and adapt to changes in technology and user behavior.

Technology in the online dating industry continues to evolve rapidly. With the advent of artificial intelligence and virtual reality looming, such advances in technology may lead to a significant shift in the user experience of online dating, upon which Celebiddy’s business relies. Changes in technology and user behavior pose a number of challenges that could adversely affect the Company’s revenues and competitive position. For example, among others:

●	Celebiddy may be unable to develop products or services for mobile devices or other digital platforms that consumers find engaging, that work with a variety of operating systems and networks and that achieve a high level of market acceptance;
●	there may be changes in user sentiment about the quality or usefulness of the Company’s existing products or concerns related to privacy, security or other factors;
●	failure to successfully manage changes in search engine optimization and social media traffic to increase the Company’s digital presence and visibility may reduce traffic levels;
●	Celebiddy may be unable to maintain or update its technology infrastructure in a way that meets market and consumer demands;
●	the distribution of the Company’s content on delivery platforms of third parties may lead to limitations on monetization of the Company’s products, the loss of control over distribution of its content and loss of a direct relationship with Celebiddy’s audience; and
●	The Company may experience challenges in creating display advertising on mobile devices that does not disrupt the user experience.

Responding to these changes may require significant investment. The Company may be limited in its ability to invest funds and resources in digital products, services or opportunities, and the Company may incur expense in building, maintaining and evolving its technology infrastructure. Unless the Company is able to use new and existing technologies to distinguish its products and services from those of its competitors and develop in a timely manner compelling new products and services that engage users across platforms, its business, financial condition and prospects may be adversely affected.

Failure to execute cost-control measures successfully could adversely affect the Company’s profitability.

The Company intends to deploy a strategy that will reduce operating costs by maintaining minimal staff and overhead and contracting out software development and other necessary functions. However, if Celebiddy does not achieve expected savings or if operating costs increase as a result of investments in strategic initiatives; the Company’s total operating costs would be greater than anticipated. In addition, if the Company does not manage cost-reduction efforts properly, such efforts may affect the quality of its products and therefore its ability to generate future revenues. What’s more, significant portions of the Company’s expenses are fixed costs that will neither increase nor decrease proportionately with revenues. If the Company is not able to implement further cost-control efforts or reduce its fixed costs sufficiently in response to a decline in revenues, the Company’s results of operations will be adversely affected.

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Security breaches and other network and information systems disruptions could affect the Company’s ability to conduct its business effectively.

Celebiddy’s online systems shall store and process confidential subscriber, employee and other sensitive personal data, and therefore maintaining its network security is of critical importance. The Company shall use third-party technology and systems for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, back-office support and other functions. The Company’s systems, and those of third parties upon which the Company’s business relies, may be vulnerable to interruption or damage that can result from natural disasters, fires, power outages, acts of terrorism or other similar events, or from deliberate attacks such as computer hacking, computer viruses, worms or other destructive or disruptive software, process breakdowns, denial of service attacks, malicious social engineering or other malicious activities, or any combination of the foregoing. Such an event could result in a disruption of the Company’s services or improper disclosure of personal data or confidential information, which could harm Celebiddy’s reputation, require the Company to expend resources to remedy such a security breach or defend against further attacks, divert management’s attention and resources or subject the Company to liability under laws that protect personal data, resulting in increased operating costs or loss of revenue.

Mobile malware, viruses, hacking and phishing attacks, spamming, and improper or illegal use of the Company’s technology could seriously harm our business and reputation.

Mobile malware, viruses, hacking, and phishing attacks have become more prevalent in our industry, have occurred on our competitor’s systems in the past, and may occur on our systems in the future. As we gain prominence, we believe that we may become an attractive target for these sorts of attacks. Although it is difficult to determine what, if any, harm may directly result from an interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may seriously harm our reputation and our ability to retain existing users and attract new users.

In addition, spammers may attempt to use our products to send targeted and untargeted spam messages to users, which may embarrass or annoy users and make our products less user friendly. We cannot be certain that the technologies that we have developed to repel spamming attacks will be able to eliminate all spam messages from our products. Our actions to combat spam may also require diversion of significant time and focus of our engineering team from improving our products. As a result of spamming activities, our users may use our products less or stop using them altogether, and result in continuing operational cost to us.

Similarly, terrorist, sexual predator and other criminal groups may use our products to promote their goals and encourage users to engage in terror, solicit illicit and/or engage in other illegal or inappropriate activities. We expect that as more people use our applications, these groups will increasingly seek to misuse our products. Although we intend to invest significant resources to combat these activities, including by implementing policies to suspend or terminate accounts we believe will violate our Terms of Service and Community Guidelines, we expect these groups will continue to seek ways to act inappropriately and illegally when utilizing our application. Combating these groups requires our Company to divert significant time and focus from improving our products. In addition, we may not be able to control or stop Celebiddy from becoming the preferred application of use by these groups, which may become public knowledge and seriously harm our reputation or lead to lawsuits or attention from regulators. If these activities develop through use of our development applications, our reputation, user growth and user engagement, and operational cost structure could be seriously harmed.

Third party online and mobile dating sites may disallow, or otherwise disrupt dating profile management services, which could adversely impact the Company’s profitability.

The Company relies heavily on cooperation of, and partnership with third party online and mobile dating sites (e.g. OKCupid, Match.com, etc.) to generate and increase its user base, and in turn generate profits through user subscriptions. The Company and its management however to not exercise any control over these third-party operators. Although the third-party dating site operators currently permit dating management services such as Date Kickstarter to function and advertise to their user base on their respective dating sites and mobile applications, if one or more of these operators decides to limit, or outright ban dating management services like that offered by the Company, this would significantly adversely impact the Company’s profitability.

Legislative and regulatory developments, including with respect to privacy, could adversely affect the Company’s business.

The Company’s business is subject to government regulation in the jurisdictions in which it operates, and its software, which it intends to make available worldwide, may be subject to laws regulating the Internet even in jurisdictions where the Company does not do business. Celebiddy may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Revenues from the Company’s digital products and/or services could be adversely affected, directly or indirectly, in particular by existing or future laws and regulations relating to online privacy and the collection and use of consumer data in digital media. In addition, any failure, or perceived failure, by the Company to comply with its posted privacy policies or with any data-related requirements could result in claims against it by governmental entities or others, or could require the Company to change its practices, which could adversely affect its business.

The loss of key employees or the failure to attract qualified personnel could have a material adverse effect on our ability to run our business.

The loss of any of our current executives, key employees or key advisors, or the failure to attract, integrate, motivate and retain additional key employees, including software developers, coders, wire-framers, influencer recruiters, graphic designers, web developers, and app designers, could have a material adverse effect on our business. We do not have “key person” insurance on the lives of any of our management team. Also, as we become a public company and develop additional capabilities, we may require more skilled personnel who must be highly skilled and have a sound understanding of our industry, business or processing requirements. The failure to attract or retain qualified personnel could have a material adverse effect on our business. Recruiting qualified personnel is highly competitive.

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Litigation Risk

The Company does not have any business liability, disruption or litigation insurance, and any business disruption or litigation the Company experiences might result in it incurring substantial costs and diversion of resources.

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors ($0.10) and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus, if at some other time, shares had been sold by the Company at a price less than the $0.10 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the $0.10 purchase price. In this respect, all proceeds from this Offering will go to the Selling Shareholders. As such, purchasers of the Shares will experience an immediate dilution in the value of their shares, and such shareholders will have a negative equity and will have no residual value in the Company.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

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The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 20,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Limited Transferability of Shares

There is no public market for the Shares. While the Company intends to develop a public market in the future, there can be no assurance if or when such a market would be expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares is also restricted by the provisions of the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder. Unless an exemption is available, these Shares may not be sold or transferred without registration under the Securities Act of 1933, as amended.

Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment (especially if no public trading market develops).

Speculative Nature of Investment

Investment in these Shares is speculative and, by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Private Placement Memorandum and will be solely dependent upon the Company and the Company’s portfolio of assets, both of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Shares.

Each prospective investor who invests in the Company must understand that investment in the Shares is speculative. By investing, potential investors understand that they may lose their entire investment in investing with the Company.

No Expectation to Pay Dividends

The Company has not paid any dividends with respect to its outstanding Shares and cannot predict when, or if, dividends will be paid. The Company does not currently anticipate paying any dividends on the Shares until a product is successfully commercialized and liquidity is realized. There is no guarantee the Company will ever receive any profit from its operations so as to be able to declare and pay dividends. There can be no assurance with respect to the amount and timing of any dividends other than to the shareholders, or that they will ever be made. Future dividends will be determined by the Management of the Company in light of prevailing financial conditions, earnings, if any, as well as other relevant factors.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, shareholders may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic factors; (iii) the capacity, circumstances and relationships of partners of the Company or the Management; or (iv) general changes in financial or capital markets.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than many of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to adapt to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not effectively react to all of the changes in its operating environment or be successful in adapting its products and approach.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.10 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.10 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 850,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

PLAN OF DISTRIBUTION

General

The selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

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Selling Shareholders

The selling shareholders will offer their shares at a price of $0.10 per share. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 850,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, no Selling Shareholder Shares are held by officers or directors of the Company.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 21,300,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 850,000 shares of common stock by the holders thereof at a price of $0.10 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

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Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

Celebiddy Inc. (referred to as “the Company,” or “Celebiddy”), a Delaware corporation, is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on existing respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has acquired and obtained all rights and sole ownership in and to the DateKickstarter Afterburner Dating System, a match-making software (the “Technology”). The Technology shall function in combination with manual service of DateKickstarter dating assistants, to be employed or contracted as the Company develops and user base expands and utilizing this combination of human evaluation and program-based matchmaking software, the Company intends to streamline and expedite user-to-user outbound first messages, thereby producing a set number of responses, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and to this end, on February 1st, 2018 the Company initiated a soft launch of its services, whereby the Company offered full services, but only offered such services to a select number of users. After this initial six-month, soft launch trial period whereby the Company tested its application and improved upon functionality based on user feedback, the Company subsequently initiated full launch of its services. The Company is in process of raising marketing and advertising capital to attract users on a wider scale. In the meantime, the Company will utilize social media and other cost-efficient marketing methods to grow its user-base.

The Company was incorporated in the State of Delaware on July 22, 2016 and was formerly known as Sparrow Street Acquisition Corporation. In August 2016, Sparrow Street Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In April 2017, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc.

On August 25, 2017, the Company entered into a Copyright License Agreement (the “Copyright License”) pursuant to which software developer Adam Watson (“Licensor”) licensed exclusively to the Company all of Licensor’s copyrights, use and exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application, or the Technology, including resale rights and rights in and to any and all associated media. Date Kickstarter will utilize the Afterburner Dating System to deliver date management services to the Company’s user base.

On November 1, 2017, the Company appointed one John Malek to serve as Vice President of the Company and to perform such duties and task as designated by the Board of Directors or President of the Company. Mr. Malek is a shareholder of the Company and is the son to Mary Malek, the sole officer and director and majority shareholder of the Company. John Malek is the founder and CFO of DripTrive Inc., a European market company. Mr. Malek completed the Business Management/Marketing/Finance bootcamp and has developed talents in business marketing and optimization, as well as forecasting and implementing strategic business growth. Mr. Malek also created, developed and implemented the DateKickstarter project. Mr. Malek is also currently developing innovative crypto-technologies in the digital currency and block-chain space.

On February 1, 2018, the Company entered into a Modification of the Copyright License Agreement (the “Modification Agreement”) pursuant to which, all rights that were previously licensed by Licensor to the Company were then purchased, such that all rights in and to the Technology became solely and exclusively owned by the Company.

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In exchange and in consideration for the rights granted pursuant to the Modification Agreement, the Company agreed to remunerate Licensor as follows:

1.	Payment of $5,000 (five thousand dollars) as total cash consideration for purchase of the Technology and all aforementioned associated rights thereto; and
2.	Payment of a monthly commission equal to 10% (ten percent) of the Company’s monthly net profit (if any) (“Seller’s Commission”), first payment which was to be due February 1st, 2018 and further payments to endure indefinitely so long as the Company remains in existence and in good standing, unless mutually terminated by the Parties.

Pursuant to the Copyright License and subsequent Modification Agreement, the Company will now focus its business in the exploitation and use of the Technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has acquired and obtained all rights and sole ownership in and to the DateKickstarter Afterburner Dating System, a match-making software (the “Technology”). The Technology shall function in combination with manual service of DateKickstarter dating assistants, to be employed or contracted as the Company develops and user base expands and utilizing this combination of human evaluation and program-based matchmaking software, the Company shall streamline and expedite user-to-user outbound first messages, thereby producing a set number of responses, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and to this end, on February 1st, 2018 the Company initiated a soft launch of its services, whereby the Company offered full services, but only offered such services to a select number of users. After this initial six-month, soft launch trial period whereby the Company tested its application and improved upon functionality based on user feedback, the Company subsequently initiated full launch of its services. The Company is in process of raising marketing and advertising capital to attract users on a wider scale. In the meantime, the Company will utilize social media and other cost-efficient marketing methods to grow its user-base.

On February 7, 2018, the Company issued a promissory note (the “Promissory Note”) in the amount of up to $90,000 (the “Loan Amount”) to Mary Malek, President and CEO of the Company (the “Lender”). Pursuant to the terms and subject to the conditions of the Promissory Note, the Company agreed to repay to Lender the entire Loan Amount, at 0% interest rate, due upon demand by Lender. The Promissory Note has an indefinite term and bears 0% interest. The Promissory Note reflects the Company’s intent to recompense the Lender for certain prior loans made by the Lender to the Company, one loan in the amount of $40,000 (Forty Thousand dollars), lent to the Company on November 6th, 2017, and another issued by the Lender to the Company in the amount of $50,000 (Fifty Thousand dollars), lent to the Company on December 26th, 2017.

Stripe Data and Privacy

On September 1, 2017, the Company engaged Stripe, Inc. (“Stripe”), a digital privacy Data storage solutions company, to protect the Company’s user’s information and data. DateKickstarter database is fully integrated with Stripe such that when users provide personal information (e.g. address, credit card information, etc.), the information is sent directly to the Stripe server. The Stripe server protects user data by tokenizing user data with a specific Customer ID. That Customer ID only is stored in a Date Kickstarter database to interact with Stripe services when necessary. Stripe charges a per usage fee to the Company. Currently the Company pays 2.8% per user credit transaction to Stripe for utilization of Stripe’s services.

Consulting Services Agreement Voided

On February 22, 2018, the Company and Halcyon Innovation, LLC (“Consultant”) (collectively referred to hereafter occasionally as the “Parties”) entered into a Consulting Services Agreement (the “Agreement”) pursuant to which Consultant, which is in the business of providing customized technology solutions, was previously engaged to deploy a decentralized blockchain based profile storage solution (the “Development Work”) for the Company’s website, http://datekickstarter.com (the “Website”). The Company has elected to void their agreement with Consultant and remain with Stripe as Stripe’s services shall provide sufficient data protection, and without cost and challenges associated with any block-chain integration.

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Business Model

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com, Tinder, POF  or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s services. The Company will charge a monthly subscription fee that shall vary based on demand, market conditions and other industry factors. The Company will initially charge $19.99 per dating platform account the user wants the company to manage. For each selected account, The Company will send 1,000 messages per platform per month. Payments will be collected on a month-to-month basis and users may cancel the service at any time.

As of the date of this Prospectus, Mary Malek, the Company’s founder and Chief Executive Officer, has either invested or loaned to the Company over $90,000 (Ninety Thousand Dollars) to fund development of the Company’s website, acquire the Technology and implement the same into the Date Kickstarter web and mobile application, to implement block-chain technology for user data encryption, and to pay other Company operating expenses, as needed.

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In June 2017, pursuant to the Master Service Agreement (the “MSA”) that has been attached as an Exhibit to this Registration Statement, Celebiddy engaged Giraffe Builder (“GB”), an eSolutions provider, to provide the following services and build-out (altogether referred to as the “Web Development”) for the benefit of the Company:

●	Desktop and Mobile Responsive Custom Theme-Based e-commerce / subscription model Website;
●	4 Individual Packages consisting of 1,000 messages per package to external dating websites;
●	Upsell Sales Feature – within the shopping cart for Add-on options;
●	Location Search with filter city / state, age, gender of user;
●	Custom Site Design;
●	Custom Development on Framework;
●	Copy content and logo as provided by the Company;
●	Social media integration; and
●	Merchant Account Payment Gateway and SSL Certificate Integration

The Web Development includes mobile friendly optimal graphic design, user-friendly digital architecture and programming, and build-out was completed in July 2017. On February 1, 2018, following the completion of the Web Development and subsequent integration of the Afterburner Dating System technology, the Company initiated a “soft launch” of its services, and the Company anticipates a complete launch of its functional dating management service by June 1st, 2018. To fulfill its launch goals, the Company and has engaged a team of developers, coders, wire-framers, influencer recruiters, graphic designers, and web developers to optimize and refine its product and to build out a full-service digital marketplace application prior to launch.

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The Market

The dating services industry has grown rapidly since 2010. According to IbisWorld, the industry is projected to reach $2.7BN in revenue in 2017, with the majority of sales being generated from online and mobile dating platforms. IBISWorld projects that revenue for the Dating Services industry will grow at an annualized rate of 5.7% over the next five years and will reach an estimated $3.5 billion by 2022. This figure includes an estimated 7.8% growth in 2018 alone.

Market Needs

While there has been a robust growth of online and mobile dating, male users typically struggle to generate a response from female users. In a study performed by Evan Marc Katz, a famous dating author and recognized dating coach by CNN, Wall Street and other journals covering online dating, it was concluded that on average women who utilize online dating platforms receive 20 times more messages than men who utilize the same platforms. At the current response rate for even the most popular man, it would take 2.3 years to fill up his inbox, compared to 2 months and 13 days for a popular woman. Bearing these statistics in mind, the Company is confident that its Management Service will satisfy a tremendous need to help male users generate responses from female users that many are currently seeking through frequent use of online dating platforms but failing to realize. Currently, as indicated by Katz’s study, most professional men do not have the have time nor dedication to pursue the number of female users necessary to get match with a target date.

To demonstrate the need for the target market, Mr. Katz conducted an experiment where 10 fake OKCupid profiles were generated with similar sounding usernames, with the same written profile, personal stats, and levels of education. The only difference between the accounts was that each profile had a different photo of a man or woman of varying attractiveness. The intent of the experiment was to test frequency of response based on gender. The results of the experiment produced the following results:

•	The women as a group received over 20 times more messages than the men;
•	The two most attractive women received 83% of all messages;
•	The two most attractive women probably would have received several thousand more if their inboxes hadn’t reached maximum capacity;
•	It took 2 months and 13 days for the most popular woman’s inbox to fill up;
•	At the current rate, it would take the most popular man 2.3 years to fill up his inbox contrasted with the women.

Marketing Plan

Initially, the Company will utilize operating revenue or, if insufficient, shall obtain a 1%interest bearing loan from the Company’s CEO Ms. Mary Malek, to fund a $20,000 social-media marketing budget. Half of this budget shall be allocated to Google Adwords campaigns and the other half for You tube advertisements. The purpose and goal during this initial marketing phase shall be to research which social-media driven marketing devices lead to highest conversion rates, thereby investing in subsequent stages into ads that have proven most successful.

Thereafter,the Company intends to subsequently invest in “influencer marketing,” whereby the company will subcontract famous social media stars with large number of followers (300,000+) to endorse Date Kickstarter and develop engaging social media campaigns to educate its target market on the Company’s value proposition. The Company estimates that it will require a budget of at least $30,000 to engage such social media stars initially. The Company shall either utilize operating capital to reinvest in this marketing spend, or in the alternative, the Company will obtain 1% interest bearing loan from the Company’s CEO Ms. Mary Malek to fund $30,000 famous social media stars budget.

In addition, the Company intends to join various affiliate marketing networks. The Company will target networks that do not require upfront fees. In the future, the Company will seek capital infusion from qualifying investment banks and will participate in television and radio advertising opportunities, A further description of the Company’s targeted marketing channels has been described below:

Social Media: The Company will initially allocate a budget of $20,000 to generate sales conversion rates research data on Google AdWords, U-Tube and Facebook. Such social media coverage is also intended to increase the Company’s credibility and recognition from the Company’s target market.

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Influencer Marketing: Once researched data of sales conversion rates is obtained the Company intends to subcontract high profile social media influencers to endorse the Company’s services online and promote company sales. Company intends to allocate an initial $30,000 for such campaigns. The right endorsements are ones that appeal to the male customer base. The Company currently has a number of influencers interested in this market who can be retained on a fee basis.

Press Releases and SEO services: The Company shall periodically issue press releases that will alert all relevant online and traditional media channels to the Company’s offerings, business updates, and other newsworthy items. Media coverage is projected to increase the Company’s credibility without costing the Company much by way of operating expenses.

Affiliate Marketing: The Company also aims to join various affiliate marketing networks to drive sales and promote the Company’s initial growth. The Company will target marketing networks that do not charge upfront fees. In order to join these various networks, the company will provide its conversion rates, Ad-spend for such conversions, and details regarding life-time value of its customers (average length of time the customer has been a subscriber).

SEO Optimization and Sponsored in-app Ads: The Company will utilize its User-friendly web application to increase search engine ranks and accommodate pay for sponsored ads to generate traffic and subscriptions.

TV/Radio Ads: After a year of operation, the Company will seek out television and radio advertising opportunities, if increases in operating capital or financing so permit.

Potential Revenue

The Company’s primary source of revenue will be generated from subscription proceeds. The Company will charge a monthly subscription fee that shall vary based on demand, market conditions and other industry factors. The Company will initially charge $19.99 per dating platform account the user wants the company to manage. For each selected account, The Company will send 1,000 messages per platform per month. Payments will be collected on a month-to-month basis and users may cancel the service at any time.

The below are the expected user assumptions that pertain to the Company’s business model and potential revenue projections:

Assumptions	Metrics
Average Number of Platforms / user	2
Average Usage (Months)	3
Average Expenditure / User	$119.94

Operations

Upon launch, Online Dating Platform users will visit the Company’s Date Kickstarter website and watch a video tutorial which explains the functionality and utility of the Company’s Management Service. Upon subscription, users will then create personal profiles where they enter personal information, search criteria for desired matches along with their dating platforms login credentials they are currently members of (eg. Match.com, Tinder, OKCupid, etc.). Users will then be required to accept a disclaimer enabling the Company to manage their various online dating accounts.

To subscribe, users simply have to choose a package with the number of responses they wish to receive from each dating platform. Users will be required to provide payment information for a monthly subscription based on the particular selections of the user. Once payment is accepted, the Company will initiate the user’s dating campaign, where the Management Service will target dating matches based on the user’s selected search criteria. The campaign will take 3-30 days to fulfill a user’s selected response package, and if after the 30 days ordered responses are not received, the user will be fully refunded his subscription fee for the given month. Once the target number of responses has been reached, notification emails are sent to users to advise them to check received responses in their dating platform’s respective mailboxes.

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Date Kickstarter is intended to initially service the following dating platforms: Match.com, E-harmony.com, Tinder, Plenty of Fish, OKCupid, and Badoo. In the future, the Company intends to service additional dating platforms. Search criteria shall consist of age, gender and location, to be provided by the user. The Company’s response-generating in-house software is fully automated and involves minimal manual labor. The Company will operate its business virtually to minimize costs.

The Dating Services Industry

According to IBISWorld, The Dating Services industry has grown exponentially over the past five years as an increasing number of consumers have turned to the internet looking for love. The greater legitimacy surrounding online dating has helped the industry outpace the overall economy, as indicated by the following growth figures:

IBISWorld notes that the Dating Services industry has experienced strong growth over the past five years. The advent of online dating has significantly changed the industry landscape and the majority of industry revenue is now generated through online dating services. The rising number of broadband connections and the declining stigma of online dating have fueled industry demand during the period. Overall, the industry grew 5.3% to $2.7 billion over the five years to 2017. Bolstered by improving economic conditions, revenue is projected to rise 5.4% in 2017 alone.

Market Outlook

According to IBISWorld, the industry is projected to reach $2.7BN in revenue in 2017, with the majority of sales being generated from online and mobile dating platforms. IBISWorld projects (in a 2017 article/website/etc.) that revenue for the Dating Services industry will grow at an annualized rate of 5.7% over the next five years and will reach an estimated $3.5 billion by 2022. This figure includes an estimated 7.8% growth in 2018 alone.

Market Trends

In addition to the introduction of mobile applications, IBISWorld determined that industry operators have been investing in software development to attract users based on better match-making and functionality than operator competitors. Online providers of dating services are increasingly investing in the development of algorithms and computer engines that can capably read user data. These Algorithms allow computers to read user behavior, such as the profiles they view, the messages they send and the hours they use services, to recommend better matches. For instance, viewing a profile may register as light interest, while sending a message will register as high interest. Providers can then better understand the type of partner a user is interested in and make recommendations based on past activity.

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Market Segmentation

The Company intends to collaborate work and lend its services to both online dating sites and Mobile dating applications. Currently, the Company’s proprietary application will support a limited number of platforms, but as the Company grows the application will develop to accommodate more platforms.

The following represents dating website industry leaders as of 2017 according to Ibisworld.com, who the Company intends to lend its services to:

Company	Market Share	Description
Match Group Inc. (owns Plenty of Fish and OkCupid)	34.4%	Originally incorporated under InterActiveCorp (IAC), Match Group Inc. spun off from IAC in November 2015 through a $460.0 million initial public offering. Match Group comprises over 45 brands, the majority of which are used to find a romantic connection. The company offers dating products in 38 languages across more than 190 countries. In previous years, the Match Group has expanded by added OKCupid to its growing list of websites. OKCupid is an advertiser=supported site with an estimated 3.8 million active users, making it one of the largest free dating websites. The acquisition was particularly useful because OKCupid targets a younger consumer base, mainly individuals in their mid-twenties. In October 2015, the company finalized the purchase of Plentyoffish Media for $575.0 million in cash. Headquartered in Vancouver, Canada, the company boasts 90 million registered users and 3.6 million active daily users. Services are free to members, though there are upgrades to-paid memberships available. These monthly subscription fees are still relatively inexpensive compared with many other dating sites.
eHarmony inc	11.3%	The company is situated in the higher end dating market; its services cost almost twice as much as competitors like Match.com. The company justifies its high price tag because it intends to provide serious relationships, as reflected in its recent initiative to sell annual memberships rather than monthly.
Other Companies	<1%	The number of companies operating in this industry is estimated to total 4,642 operators in 2017. The majority of these are non-employers that operate with a market share of less than 1.0%. The industry includes a variety of operators, including companies that provide online dating, singles events, personals advertisements, speed dating and offline matchmaking, among others. The vast majority of these enterprises are small matchmakers that generate a minute proportion of total industry revenue.

The Company anticipates that its primary customer base will be comprised of men, ages 18 to 49. Men have the largest need for this software as this segment is expected to reach out to women and women in return can choose to respond or not. Men in this age range are also in their professional careers and/or advanced schooling; as such, they have limited time at their disposal to reach out to the number of women required to merit a response.

Consumer data of adults who use dating services is given below, as provided by IBISWorld:

Consumers aged 18 to 29

Consumers aged 18 to 29 years old account for the majority of industry revenue, at an estimated 45.0%. According to the US Census Bureau’s America’s Families and Living Arrangements 2013, 86.3% of individuals between 20 and 24 have never been married. Additionally, users in this age category are the most likely to own smartphones and use all the technology available to them, such as applications focused on online dating. These individuals have the highest internet usage rates and are also more likely to use more casual dating services, which are aimed at mobile devices, compared with their older counterparts. Over the past five years, consumers aged 18 to 29 have grown as a proportion of revenue. The average marriage age has continued to climb over the past decade as more individuals date and hold off before getting married.

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Consumers aged 30 to 49 years old

Consumers aged 30 to 49 years old account for 29.0% of revenue, collectively. Consumers aged 35 to 49 account for over one-quarter of total revenue and individuals in this segment are more likely to be looking for serious relationships and, therefore, use dating sites such as Match and eHarmony. There are fewer individuals in this age category that have never been married; however, more individuals are likely to have been divorced. Over the past five years, consumers aged 30 to 49 have declined slightly as a proportion of revenue, though this has only been because of the rising number of young individuals using dating services. The segment continues to grow in absolute terms and be a key driver of revenue for industry operators.

Online dating

Dating websites, free and subscription based, comprise the largest segment in the industry. Some of the more popular websites are Match.com, eHarmony, Tinder, OKCupid, Chemistry.com, and Plenty of Fish. Subscription-based websites like Match.com and eHarmony typically charge between $30 and $60 per month to its users. Free dating websites like OKCupid garner the majority of their revenue through advertising, although these sites typically also offer premium membership options. This service segment is the largest contributor to industry revenue, and is estimated to account for 49.0% of revenue. The price of subscription-based websites has increased during the past five years, supporting revenue growth for the industry. Demand for this segment has grown in the five-year period, as online dating has become more socially acceptable among consumers.

Mobile dating

Mobile dating represents the fastest growing segment for industry operators. Typically, mobile dating exists as an extension of online dating; therefore, revenue for this segment represents income earned in online dating through advertising viewed or subscriptions activated through mobile internet connections. In addition to online dating sites that offer smartphone applications, a number of new companies have entered the industry with mobile-only applications. This includes companies such as Tinder, who have capitalized on additional mobile functionality and smartphone penetration. This has become exceptionally popular, as users with GPS functionality on their cell phones are able to search for dates within their immediate vicinity. Smartphones allow users a more casual experience, which has helped reduce the stigma associated with online dating. Additionally, mobile dating allows individuals to message rapidly without having to return to a computer and access their profile. Therefore, this segment is expected to continue to see strong growth over the next five years as smartphone penetration rises. Overall, this segment is estimated to account for 26.0% of total industry revenue.

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Competition

The Company is keenly aware that it must consistently analyze the local competitive landscape to accelerate its position in the marketplace. As the Company builds its position and competitive advantages, it will continue to execute a marketing plan that highlights the benefits of its services. Any business that operates with a similar model serves as a direct or indirect competitor. The identified competitors are described below:

Personal Dating Assistants

●	Headquarters: New York New York
●	Target Market: Online Dating Concierge for men
●	Website: http://personaldatingassistants.com

This Company offers the following services:

●	Manages users’ online dating profiles;
●	Sends out laser targeted, personalized introductions on the user’s behalf;
●	Generates profile views, resulting in more interest, matches, and inbound messages; and
●	Facilitates live dating for benefit of its users

Virtual Dating Assistants

●	Headquarters: Atlanta
●	Target Market: Full Service Dating Coaching
●	Website: http://personaldatingassistants.com

This Company operates for the following platforms:

●	Jdate
●	Tinder
●	Chritian Mingle
●	eHarmony
●	POF
●	OKCupid
●	Match.com
●	MillionaireMatch

Profile Polish

●	Headquarters: New, York, New York
●	Target Market: Mass Marketing Dating Assistance Services
●	Website: http://www.profilepolish.com

Profile Polish, founded in 2013, specializes in improving user profiles, photos and content writing. The company offers online dating profile makeovers including ghostwriting, photo editing, and tip services for OkCupid, Match.com, and Tinder platforms. Profile Polish will ask its users a set of questions and works with all genders, races and sexual orientations. Profile Polish charges approximately $149 to $397 for its monthly subscriptions.

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Competitive Advantage

The following is a listing of the primary competitive advantages of the Company upon entering the market.

●	Owns exclusive license to Afterburner Matchmaking System technology, known to increase user response rates by streamlining and expediting outbound message process for users
●	Competitive pricing
●	Experienced and professional management
●	Money-back Guarantee
●	Performance-based, efficient software

SWOT Analysis

The following is a listing of the key strengths and weaknesses of the Company, as well as the opportunities and threats that exist in the marketplace.

Strengths		Weaknesses
●	Outstanding customer service
●	Experienced and professional management
●	Competitive pricing compared to full service dating assistants	●	Company needs funding to commercialize operations in the dating industry
●	Software and automated solution that is turn-key
●	Performance is guaranteed
●	Faster and efficient than other services

Opportunities		Threats
●	Increasing popularity of the industry
●	Growth among demographic segments	●	Possibility of saturating the female user base, making responses more difficult
●	Adding new dating platforms	●	Larger companies that have more resources and the ability to reach deeper into the market
●	Possibility to work with different consumer segments such as women and LBGT Community

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Use of Proceeds

The following table details funding the business will need to bring its vision to reality. The use of funds is described below:

Use of Start-up Funding
Expenses

Grand Opening Advertising	$20,000
salaries of new hires	$270
influencer marketing	$30,000
Legal	$15,000
Total Start-up Expenses	$92,000

Working Capital	$200,000

No funds are being raised by this offering, however in absence of sufficient operating capital or availability of debt financing by officers of the Company, the Company shall apply for investment bank financing or other debt capital to meet the capital requirements of the business.

Operating Plan

Over the next twelve months from the date of this Registration Statement, the Company intends to reach several milestones that will enable it to grow and expand at an anticipated rapid rate. Provided the Company is able to locate necessary financing and provided the Web Development is completed at or prior to the target date of completion pursuant to the MSA discussed herein and attached as an exhibit to this Registration Statement, the Company then intends to roll out operational phase of its development and attract users at large scale. As users and user activity increases the Company will reach out to advertising partners for additional revenue streams. The Company will subsequently expand investment in marketing to increase exposure of its brand. The Company will also update and enhance upon the Web Development in response to feedback from its users.

Description of Property

The Company owns no real estate. Its corporate office, through lease by the owner , is located at 18 Narbonne, Newport Beach, CA 92660. The lease operates on a one-year term, having begun on July 1, 2017 and continuing until July 1, 2018 whereby, in absence of a renewal, the term shall continue on a month-to-month basis.

Employees

Currently the Company has no employees other than its executive officers and directors who devote approximately 90% of their time to the business of the Company.

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THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in July 2016 and was formerly known as Sparrow Street Acquisition Corporation. In April 2017, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc. in April 2017.

Relationship with Tiber Creek Corporation

In April 2017, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), by which Tiber Creek provides assistance to the Company to become a public company by, among other items: transferring control of a reporting company to the Company; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

The Company’s then-current shareholders, James Cassidy and James McKillop, retained an aggregate total of 500,000 shares (250,000 of these shares are restricted from transfer for a period of one (1) year following the effective date of this registration statement).

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve as interim officers and directors of these corporations (such as Sparrow Street Acquisition Corporation) until such time as the changes of control in such corporations are effectuated.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has conducted limited market research and has initiated development of its web and mobile applications, as discussed throughout this Registration Statement. The Company intends to conduct further research and development through development of its business plan.

Subsidiaries

The Company has no subsidiaries.

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Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

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Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In August 2016, the Company (as Sparrow Street Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001681400.

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PLAN OF OPERATION

Business Plan

The Company is a corporation formed for purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has acquired and obtained all rights and sole ownership in and to the DateKickstarter Afterburner Dating System, a match-making software (the “Technology”). The Technology shall function in combination with manual service of DateKickstarter dating assistants, to be employed or contracted as the Company develops and user base expands and utilizing this combination of human evaluation and program-based matchmaking software, the Company intends to streamline and expedite user-to-user outbound first messages, thereby producing a set number of responses, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and to this end, on February 1st, 2018 the Company initiated a soft launch of its services, whereby the Company offered full services, but only offered such services to a select number of users. After this initial six-month, soft launch trial period whereby the Company tested its application and improved upon functionality based on user feedback, the Company subsequently initiated full launch of its services. The Company is in process of raising marketing and advertising capital to attract users on a wider scale. In the meantime, the Company will utilize social media and other cost-efficient marketing methods to grow its user-base.

The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on respective dating platforms such as OKCupid, Match.Com, Tinder, POF  or other web and mobile dating websites and/or mobile applications. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s services. The Company will charge a monthly subscription fee of $19.99 per dating platform account the user wants the company to manage. For each selected account, The Company will send 1,000 messages per platform per month. Payments will be collected on a month-to-month basis and users may cancel the service at any time.

On August 25, 2017, the Company entered into a Copyright License Agreement (the “Copyright License”) pursuant to which software developer Adam Watson (“Licensor”) licensed exclusively to the Company all of Licensor’s copyrights, use and exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Afterburner Dating System”), including resale rights and rights in and to any and all associated media. Date Kickstarter will utilize combination of human evaluation and program-based matchmaking software to deliver date management services to the Company’s user base.

In exchange and in consideration for the rights granted pursuant to the Copyright License, the Company agreed to remunerate Licensor as follows:

1.	Payment of 10% (ten percent) of net profits derived by the Company resulting from exploitation, use and/or sale of the Afterburner Dating System;
2.	Payment of a cash advance against net profits in the amount of $1,500 (One Thousand and Five Hundred Dollars); and
3.	Issuance to Licensor of 10,000 shares of the Company’s common stock, which were issued to Licensor in anticipation of the Copyright License on August 14, 2017.

The Copyright License Agreement contains other customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a confidentiality and non-disclosure addendum protecting communications of and relating to the Afterburner Dating System. The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Copyright License Agreement the Company will now focus its business in the exploitation and use of this technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has acquired and obtained all rights and sole ownership in and to the DateKickstarter Afterburner Dating System, a match-making software (the “Technology”). The Technology shall function in combination with manual service of DateKickstarter dating assistants, to be employed or contracted as the Company develops and user base expands and utilizing this combination of human evaluation and program-based matchmaking software, the Company intends to streamline and expedite user-to-user outbound first messages, thereby producing a set number of responses, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and to this end, on February 1st, 2018 the Company initiated a soft launch of its services, whereby the Company offered full services, but only offered such services to a select number of users. After this initial six-month, soft launch trial period whereby the Company tested its application and improved upon functionality based on user feedback, the Company subsequently initiated full launch of its services. The Company is in process of raising marketing and advertising capital to attract users on a wider scale. In the meantime, the Company will utilize social media and other cost-efficient marketing methods to grow its user-base.

Potential Revenue

The Company’s primary source of revenue will be generated from subscription proceeds. The Company will charge a monthly subscription fee that shall vary based on demand, market conditions and other industry factors. The Company will initially charge $19.99 per dating platform account the user wants the company to manage. For each selected account, The Company will send 1,000 messages per platform per month. Payments will be collected on a month-to-month basis and users may cancel the service at any time.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

We are a development stage enterprise and incorporated in the State of Delaware in July 2016. As of the periods from inception, through the date of this prospectus, we generated no revenues and incurred expenses and operating losses, as part of our development stage activities. We have experienced a net loss of $83,350 for the six months ended June 30, 2018, working capital deficit of $116,573, and an accumulated deficit of $121,366 at June 30, 2018.

We anticipate that we will need substantial working capital over the next 12 months to continue as a going concern and to expand our operations. Specifically, over the next 12 months the Company would need to obtain at least $250,000 in funding for advertising expenses and at least $100,000 to cover other operational expenses. If the Company is unable to raise capital as forecasted, the Company will seek short-term debt financing from its CEO Ms. Mary Malek, in the amount of $350,000, at 1% annual interest. Our independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless we are able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the Company to continue as a going concern. We intend to make an equity offering of our common stock for the acquisition and operation expenses. If we cannot raise the required cash, we will issue additional shares of our common stock in lieu of cash.

Overview

We are a Delaware corporation formed for the purpose of managing and operating Date Kickstarter, an online-dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. Our mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill our mission, we have developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter is expected to be operational commercially on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and launched our services by October 1, 2018.

 The basic premise of the Company is to enable online dating platform users to outsource the management of their online dating profiles to the Company in order to sufficiently increase authentic responses from other users on the respective dating platforms. The Company will then launch a dating “campaign” based on the type of subscription selected by the user, and the user will be rewarded with higher frequency match responses than they were likely to achieve without use of the Company’s targeted search software. The Company will charge a sliding-scale monthly subscription fee which shall correspond to the user’s desired matches per month (e.g. $9.99 for 25 responses, $19.99 for 50 responses, $39.99 for 125 responses, etc.). The number of responses the users receive will be guaranteed by the Company, or the user will receive his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time.

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Alternative Financial Planning

If the Company is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s founder and President Mary Malek will loan financing to the Company, as needed, to continue operations until the Company achieves profitability. If the Company is unable to generate revenues and profits and/or successfully raise additional funds as needed, the Company’s ability to expand its business plan or strategy over the following two years will be jeopardized.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will result in any operations or that any operations, if begun, will generate revenues. The Company will need additional capital, but there is no assurance that the Company will be able to obtain such capital on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

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Results of Operations – For the six months periods ended June 30, 2018 and 2017

Our results of operations for the six months periods ended June 30, 2018 and 2017 included the operations of the Company. We did not record any revenues from operations for the six months periods ended June 30, 2018 and 2017, respectively. For the six months ended June 30, 2018 and 2017, we recorded a net loss of $83,350 and $12,600, respectively. The net losses resulted primarily due to costs incurred for professional fees of independent software and marketing consultants, advertising and promotion of our services, legal and accounting fees, and research and development costs incurred for developing the software.

Liquidity and Capital Resources

Cash and cash equivalents were $6,049 at June 30, 2018 and $75,229 at December 31, 2017. As shown in the accompanying financial statements, we recorded a net loss of $83,350 for the six months period ended June 30, 2018. Our working capital deficit at June 30, 2018 was $116,573, and net cash used in operating activities for the six months ended June 30, 2018 was $78,900. These factors and our ability to raise additional capital to accomplish our objectives, raises doubt about our ability to continue as a going concern. We expect our expenses will continue to increase during the foreseeable future as a result of increased operations and the development of our current business operations. We anticipate generating only minimal revenues over the next twelve months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

We presently do not have any significant credit available, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. We will need to acquire other profitable entities or obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned service development and marketing efforts, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

●	Curtail our operations significantly, or

●	Seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to technology platform and correlated services, or

●	Explore other strategic alternatives including a merger or sale of our Company.

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2018 was $78,900 which resulted primarily from our net loss of $83,350 and increase in accrued expenses of $4,450. Net cash used in operating activities for the six months ended June 30, 2017 was $2,550 due to our net loss of $12,600 offset by expenses paid by stockholder on behalf of the Company as contributed capital totaling $2,400 and increase in accrued expenses of $7,650.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2018 and 2017 was $0, respectively.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2018 and 2017 was $9,720 and $2,550, respectively, due to the cash receipt from the Officer for the Company’s working capital needs.

As a result of the above activities, we experienced a net decrease in cash of $69,180 and $0 for the six months ended June 30, 2018 and 2017, respectively. Our ability to continue as a going concern is still dependent on our success in obtaining additional financing from investors or from sale of our common shares.

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Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We have identified the following accounting policies that we believe require application of management’s most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our actual results could differ from these estimates and such differences could be material.

While our significant accounting policies are described in more details in Note 2 of our annual financial statements included in our Annual Report filed with the SEC on April 5, 2018, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

33

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Mary Malek	44 years	President, Secretary, Chief Financial Officer, Director	2017
John Malek	21 years	Vice President	2017

Mary Malek

Mary Malek currently serves as President, Secretary, Chief Financial Officer and director of the Registrant. From 2011 to 2017, Ms. Malek worked at Empire Medical Group as General Manager. From 2013 to 2017, Ms. Malek worked as the Founder/President of Community Support Center located in central Los Angeles. The area in which the Community Support Center is located is referred to as “skid row”. The Center’s mission was focused on serving and helping the homeless people in that area. In addition, from 2015 to the present, Ms. Malek has worked as the President of New Life Treatment Center, Inc. New Life Treatment Center is a drug and alcohol rehabilitation facility located in Orange County, California. Ms. Malek attended Moscow State University in Moscow, Russia.

John Malek

John Malek serves as Vice President of the Registrant. Mr. Malek is the founder and CFO of DripTrive Inc., a European market company. Mr. Malek completed the Business Management/Marketing/Finance bootcamp and has developed talents in business marketing and optimization, as well as forecasting and implementing strategic business growth. Mr. Malek also created, developed and implemented the DateKickstarter project. Mr. Malek is also currently developing innovative crypto-technologies in the digital currency and block-chain space.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

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EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-equity Incentive plan Compensation	Change in Pension Value and Recognized Deferred Compensation Earnings	All Other Compensation (2)	Total

Mary Malek	2017	$0	$0	$0	$0	$0	$0	$0	$0
President; Director	2016	$0	$0	$0	$0	$0	$0	$0	$0

As of June 30, 2018, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer retirement benefits at a later time in its sole discretion.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class before offering(1)
Mary Malek(2)	President, Director, CFO	15,000,000	70.42%
John Malek(3)	Vice President	5,000,000	23.47%

(1)	Based upon 21,300,000 shares outstanding as of the date of this offering.
(2)	The current home address of Ms. Mary Malek is the same as the Company address, 18 Narbonne, Newport Beach, CA 92660.
(3)	The current home address of Mr. John Malek is the same as the Company address, 18 Narbonne, Newport Beach, CA 92660.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy formerly held position of the Company as president, secretary and director of the Company prior to the change in control. Mr. McKillop formerly held position of the Company as vice president and director prior to the change in control. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially held 10,000,000 shares of the Company’s common stock valued at par.  As part of the change of control, Messrs. Cassidy and McKillop each consented to the contribution back to the Company of 9,750,000 shares held by each of them valued at par. No consideration was paid out or will be paid out as a result of the cancellation of these shares; and no consideration was paid out by the Company to the former executives of the Company that resigned as a result of the change in control. James M. Cassidy resigned as the Company’s president, secretary and director and James McKillop resigned as the Company’s vice president and director.

Each of Messrs. Cassidy and McKillop retains 250,000 shares of the common stock of the Company and each is a selling shareholder herein.  As an initial shareholder and officer of the Company, management provided services to the Company without charge prior to its change in control. These services included filing the initial registration statement on Form 10, creation of the Company and preparation and filing of corporate documents.  Mr. Cassidy is the president, director and sole shareholder of Tiber Creek and provides legal services to the Company through the Company’s agreement with Tiber Creek Corporation.  Mr. McKillop provides services to the Company in facilitating introductions and meetings with professionals in the brokerage and financial communities and providing advice and consultation in corporate structuring and marketing.

There are certain family relationships between shareholders and Mary Malek, the Company’s President and director.

The following shares were issued to, and are currently held by, persons related to Mary Malek (an officer and director of the Company): (a) John Malek: 5,000,000 shares; (b) Daniel Zhuravlev: 100,000 shares; (c) Nikolai Vavakin: 10,000 shares; (d) Olga Vavakina: 100,000 shares; (e) Valeri Vavakin: 100,000 shares; (f) Laura Vavakin: 10,000 shares. John Malek and Daniel Zhuravlev are the sons of Mary Malek. Nikolai Vavakin is the brother of Mary Malek. Olga Vavakina is the mother of Mary Malek. Valeri Vavakin is the step-father of Mary Malek. Laura Vavakin is the sister-in-law of Mary Malek.

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SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 850,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.10 per share.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering	After Offering(2)
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
-DIMITRI ZHURAVLEV	10,000	*	0	0%
-TRISTAN BEUKERS	10,000	*	0	0%
-DMITRI TRIPHON	10,000	*	0	0%
-ANDREW TRIPHON	10,000	*	0	0%
-ADAM WATSON	10,000	*	0	0%
-PABLO ALCALA	10,000	*	0	0%
- POLINA BRAILOVSKY	10,000	*	0	0%
-DANIEL ZHURAVLEV	100,000	*	90,000	0%
-NIKOLAI VAVAKIN	10,000	*	0	0%
-LAURA VAVAKIN	10,000	*	0	0%
-ERIN SCHATZ	10,000	*	0	0%
-TIMOTHY HALE	10,000	*	0	0%
-OLGA VAVAKINA	100,000	*	90,000	0%
-EUGENY SCHYMIAK	10,000	*	0	0%
-GALENY SCHYMIAK	10,000	*	0	0%
-VALERI VAVAKIN	100,000	*	90,000	0%
-JAMES SOLIS	10,000	*	0	0%
-DIANE KEY	10,000	*	0	0%
-GAMAL A. MALEK TAYAB	100,000	*	90,000	0%
-VICTOR SHESHKOVSKY	10,000	*	0	0%
-JOSHUA SCHATZ	10,000	*	0	0%
-MIGUEL A. URETA, JR.	10,000	*	0	0%
-BENJAMIN HARTMAN	10,000	*	0	0%
-CATHERINE SCHATZ	10,000	*	0	0%
-JOSHUA KUSHNER	10,000	*	0	0%
-GENNADIY FEDULKIN	10,000	*	0	0%
-LOUBOV FEDULKINA	100,000	*	90,000	0%
-PHILIP GLAZATOV	10,000	*	0	0%
-VERA MATVEENKO	10,000	*	0	0%
-ALFREDO JOHNSON	10,000	*	0	0%
-ALBERT J. LLEWELLYN, IV	10,000	*	0	0%
-LENA MCCLELLAN	10,000	*	0	0%
-DANNY ALSAFFER	10,000	*	0	0%
-QUINTON WHITE	10,000	*	0	0%
-TIFFANY SALINAS URETA	10,000	*	0	0%
JAMES CASSIDY	250,000	*	0	0%
JAMES MCKILLOP	250,000	*	0	0%

*	Less than 1%.
(1)	Based on 21,300,000 shares outstanding as of the date of this prospectus.
(2)	Assumes sale of all 850,000 Shares offered by the Selling Shareholders in the offering, and a total of 21,300,000 shares outstanding following the offering.

37

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 21,300,000 shares of common stock outstanding of which 15,000,000 shares are owned by officers and directors of the Company. There will be a total of 21,300,000 shares outstanding if the maximum number of Shares offered herein is sold, of which 15,000,000 would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

●	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
●	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Sparrow Street Acquisition Corporation prior to its change of control and is a selling shareholder herein.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheets of Celebiddy, Inc., (formerly known as Sparrow Street Acquisition Corporation) as of December 31, 2017 and 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017 and for period from July 22, 2016 (inception) through December 31, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 29, 2018, given their authority as experts in accounting and auditing.

38

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

39

CELEBIDDY, INC.

CONDENSED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$6,049	$75,229
Total Assets	$6,049	$75,229

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accrued expenses	$6,950	$2,500
Due to related party	25,672	105,952
Note payable - officer	90,000	-
Total Liabilities	122,622	108,452

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding as June 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 21,310,000 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	2,131	2,131
Discount on common stock	(2,000)	(2,000)
Additional paid-in capital	4,662	4,662
Accumulated deficit	(121,366)	(38,016)
Total stockholders’ deficit	(116,573)	(33,223)

Total Liabilities and Stockholders’ Deficit	$6,049	$75,229

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

CELEBIDDY, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017

Revenue	$-	$-

Cost of revenue	-	-

Gross profit	-	-

Operating expenses
General and administrative	46,415	2,400
Research and development	36,935	10,200
Total Operating Expenses	83,350	12,600

Loss From Operations Before Income Taxes	(83,350)	(12,600)

Provision for Income Tax	-	-

Net Loss	$(83,350)	$(12,600)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares-basic and diluted	21,310,000	20,088,398

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

CELEBIDDY, INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2018	2017

Cash Flows From Operating Activities
Net loss	$(83,350)	$(12,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid for by stockholder and contributed as capital	-	2,400
Changes in operating assets and liabilities:
Accrued expenses	4,450	7,650
Net cash used in operating activities	(78,900)	(2,550)

Cash Flows from Financing Activities	-	-
Cash received from the officer	9,720	2,550
Net cash provided by financing activities	9,720	2,550

Net change in cash and cash equivalents	(69,180)	-

Cash and cash equivalents, beginning of period	75,229	-

Cash and cash equivalents, end of period	$6,049	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental Disclosures for Non-Cash Investing and Financing Activities:
Conversion of advance from officer to note payable	$90,000	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

 CELEBIDDY, INC.

Notes to Condensed Financial Statements

June 30, 2018

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, “Date Kickstarter”, and “CELEBIDDY” shall mean Celebiddy, Inc., a Delaware corporation.

Celebiddy, Inc. (formerly Sparrow Street Acquisition Corporation), a Delaware corporation, incorporated on July 22, 2016, was formed for purpose of managing and operating Date Kickstarter, an on-line dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter is expected to be operational commercially on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo by October 1, 2018.

On April 19, 2017, the Company effected a change of control by cancelling an aggregate of 19,500,000 shares of common stock of existing shareholders, accepting the resignations of its then existing officers and directors, electing a new officer and sole director and issuing 15,000,000 shares of common stock to her, and issuing 5,000,000 shares of common stock to a new investor. In connection with the change of control, the sole director of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc.

Basis of Presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at June 30, 2018, and the results of operations for the six months ended June 30, 2018 and 2017, and cash flows for the six months ended June 30, 2018 and 2017. The balance sheet as of December 31, 2017 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these interim condensed financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto contained in the Company’s 2017 Annual Report filed with the Securities and Exchange Commission on Form 10-K on April 5, 2018.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues and has sustained operating losses since July 22, 2016 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $83,350 from January 1, 2018 to June 30, 2018, has a working capital deficit of $116,573, and has an accumulated deficit of $121,366 as of June 30, 2018. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-4

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $6,049 and $75,229 at June 30, 2018 and December 31, 2017, respectively.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at June 30, 2018 and December 31, 2017, respectively.

Revenue Recognition

The Company is a web and mobile dating management subscription service designed to help consumers generate higher amounts of authentic responses from other users across several popular dating platforms. The Company charges a slide-scale monthly subscription fee which correspond to the user’s desired matches per month they wish to receive from their online dating network. The number of responses the users receive are guaranteed by the Company, or the user receives his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time. The average consumer is expected to be active on 1-2 dating sites and will use Date Kickstarter for three months. The Company recognizes revenue upon the consumer subscribing for the dating management non-refundable subscription service.

The Company’s revenue recognition policy is based on the revenue recognition criteria established in accordance with Accounting Standards Codification (ASC) 605. The criteria and how the Company satisfies each element are as follows: (1) persuasive evidence of an arrangement - the Company and the consumer enters into a signed contract; (2) delivery has occurred – when the consumer starts receiving responses from other users on the respective dating platforms, the deposit becomes non-refundable per the terms of the signed contract and the Company has provided all services to be delivered to the customer under the contract; (3) the price is fixed and determinable - the signed contract indicates a fixed dollar amount of subscription signed by the consumer; (4) collectability is reasonable assured - the Company receives a subscription deposit and the balance upon the receipt of user’s desired number of matches.

F-5

Research and Development and Software Development Costs

All research and development costs are expenses as incurred. Costs of software developed for internal use are capitalized in accordance with the FASB’s guidance during the application development stage and are then amortized over the estimated useful life of the software, which to date has been five years or less once the software is ready for its intended use. For the six months period ended June 30, 2018, research and development expenses were $36,935 mainly for website design and development that will be used for the Company’s on-line dating management subscription services upon completion.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2018 and December 31, 2017, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

F-6

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of accrued liabilities. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326).” The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

F-7

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3 – ACCRUED LIABILITIES

The Company had accrued professional fees of $6,250 and franchise tax fees of $700 totaling $6,950 at June 30, 2018 and accrued professional fees of $2,500 at December 31, 2017, respectively.

NOTE 4 – NOTE PAYABLE TO OFFICER

On November 6, 2017 and December 26, 2017, the President/CEO of the Company advanced funds in the amount of $40,000 and $50,000, respectively, to the Company for its working capital needs. On February 7, 2018, the Company memorialized these advances and converted them in to a promissory note in the amount of $90,000 for an indefinite term, non-interest bearing, unsecured and due on demand.

Payable to officer amounted to $25,672 and $105,952 at June 30, 2018 and December 31, 2017, respectively, consists primarily of funds advanced to the Company by its President/CEO for its working capital needs. Funds advanced to the Company by the President are non-interest bearing, unsecured and due on demand.

NOTE 5 – STOCKHOLDERS’ DEFICIT

The Company’s capitalization at June 30, 2018 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On July 22, 2016, the Company issued 20,000,000 shares of its common stock, at par value of $0.0001 per share, to two directors and officers for the services performed at $2,000. The officers and directors of the Company contributed as additional paid in capital in settlement of Company’s expenses of $312 as of December 31, 2016.

On March 1, 2017, the officers and directors contributed as additional paid in capital in settlement of Company’s expenses of $400 paid to the state of Delaware for annual taxes and filing fees.

On April 19, 2017, the Company effectuated a change in control and redeemed 19,500,000 shares of its then outstanding 20,000,000 shares of common stock upon the resignation of two officers and directors. On April 20, 2017, pursuant to Section 4(2) of the Securities Act of 1933, the Company issued 15,000,000 shares of its common stock to Mrs. Maria Malek and appointed her to be the Company’s President/CEO, the sole officer and director, and issued 5,000,000 shares to John Malek. The common stock was issued for no consideration as a result of change in control.

On July 24, 2017, the Company offered to sell and sold thereafter, 810,000 shares of its common stock to its management team, consultants and friends and family for a total consideration of $81 as the fair value of the common stock issued. The issuances of securities were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereof.

As a result of all common stock issuances, the total issued and outstanding shares of common stock at June 30, 2018 and December 31, 2017 were 21,310,000, respectively.

Preferred stock

The Company has not issued any preferred stock as of June 30, 2018 and December 31, 2017, respectively.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 13, 2018, the date of this filing, noting no items that would impact the accounting for events or transactions in the current period or require additional disclosure.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Celebiddy, Inc. (formerly Sparrow Street Acquisition Corporation)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Celebiddy, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017 and for the period from July 22, 2016 (Inception) to December 31, 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended December 31, 2017 and for the period from July 22, 2016 (Inception) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 of the financial statements, the Company has not generated any revenues, and continuing net losses since July 22, 2016 (Inception Date) to date and working capital deficits. The Company’s viability is dependent upon continued financial support from its shareholders, its ability to obtain necessary financing to continue operations, and the attainment of profitable operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2016.

Los Angeles, California

March 29, 2018

F-9

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS

Current Assets
Cash	$75,229	$-
Total Assets	$75,229	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accrued expenses	$2,500	$1,500
Payable to officer	105,952	-
Total Liabilities	108,452	1,500

Commitments and contingencies (Note 5)

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding as December 31, 2017 and 2016, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 21,310,000 shares and 20,000,000 shares issued and outstanding at December 31, 2017 and 2016, respectively	2,131	2,000
Discount on Common Stock	(2,000)	-
Additional paid-in capital	4,662	312
Accumulated deficit	(38,016)	(3,812)
Total stockholders’ deficit	(33,223)	(1,500)

Total Liabilities and Stockholders’ Deficit	$75,229	$-

The accompanying notes are an integral part of these financial statements.

F-10

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2017	For the period from July 22, 2016 (Inception Date) to December 31, 2016

Revenue	$-	$-

Cost of revenue	-	-

Gross Profit	-	-

Operating expenses
General and administrative	21,946	3,812
Research and development	12,258	-
Total Operating Expenses	34,204	3,812

Loss from Operations Before Income Taxes	(34,204)	(3,812)

Provision for Income Tax	-	-

Net Loss	$(34,204)	$(3,812)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares-basic and diluted	20,622,356	20,000,000

The accompanying notes are an integral part of these financial statements.

F-11

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Discount on Common	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance, July 22, 2016 (Inception)	-	$-	$-	$-	$-	$-
Issuance of common stock for services	20,000,000	2,000	-	-	-	2,000
Expenses paid by stockholder as contribution to paid-in capital	-	-	-	312	-	312
Net loss	-	-	-	-	(3,812)	(3,812)
Balance, December 31, 2016	20,000,000	2,000	-	312	(3,812)	(1,500)
Redemption of issued common stock	(19,500,000)	(1,950)	-	1,950	-	-
Issuance of common stock for change in control	20,000,000	2,000	(2,000)	-	-	-
Issuance of common stock to friends and family	810,000	81	-	-	-	81
Expenses paid by stockholder as contribution to paid-in capital	-	-	-	2,400	-	2,400
Net loss	-	-	-	-	(34,204)	(34,204)
Balance, December 31, 2017	21,310,000	$2,131	$(2,000)	$4,662	$(38,016)	$(33,223)

The accompanying notes are an integral part of these financial statements.

F-12

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2017	For the period from July 22, 2016 (Inception Date) to December 31, 2016

Cash Flows from Operating Activities
Net loss	$(34,204)	$(3,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid for by stockholder and contributed as capital	2,400	312
Common stock issued for services	-	2,000
Changes in operating assets and liabilities:
Accrued liabilities	1,000	1,500
Net cash used in operating activities	(30,804)	-

Cash Flows from Financing Activities
Proceeds from payable to officer	105,952	-
Proceeds from sale of common stock	81	-
Net cash provided by financing activities	106,033	-

Net change in cash and cash equivalents	75,229	-

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$75,229	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

Supplemental Disclosures for Non-Cash Investing and Financing Activities:

Common stock issued to officers for no consideration	$2,000	$-

Redemption of common shares in connection with the change of control	$1,950	$-

The accompanying notes are an integral part of these financial statements.

F-13

CELEBIDDY, INC.

(formerly Sparrow Street Acquisition Corporation)

Notes to Financial Statements

December 31, 2017

NOTE 1 – NATURE OF OPERATIONS AND GOING CONCERN

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we”, “Date Kickstarter”, and “CELEBIDDY” shall mean Celebiddy, Inc., a Delaware corporation.

Celebiddy, Inc. (formerly Sparrow Street Acquisition Corporation), a Delaware corporation, incorporated on July 22, 2016, was formed for purpose of managing and operating Date Kickstarter, an on-line dating management subscription service. Date Kickstarter is a web and mobile dating application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company has developed a proprietary technology that is developed to produce a set number of replies, based on robust search criteria. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and launched its services on February 1, 2018.

On April 19, 2017, the Company effected a change of control by cancelling an aggregate of 19,500,000 shares of common stock of existing shareholders, accepting the resignations of its then existing officers and directors, electing a new officer and sole director and issuing 15,000,000 shares of common stock to her, and issuing 5,000,000 shares of common stock to a new investor. In connection with the change of control, the sole director of the Company and its board of directors unanimously approved the change of the Company’s name from Sparrow Street Acquisition Corporation to Celebiddy, Inc.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues and has sustained operating losses since July 22, 2016 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company incurred a net loss of $34,204 for the year ended December 31, 2017, has a working capital deficit of $33,223, and has an accumulated deficit of $38,016 as of December 31, 2017. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors. Given the liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

F-14

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $75,229 and $0 at December 31, 2017 and 2016, respectively.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at December 31, 2017 and 2016, respectively.

F-15

Revenue Recognition

The Company is a web and mobile dating management subscription service designed to help consumers generate higher amounts of authentic responses from other users across several popular dating platforms. The Company charges a slide-scale monthly subscription fee which correspond to the user’s desired matches per month they wish to receive from their online dating network. The number of responses the users receive are guaranteed by the Company, or the user receives his or her money back. Payment is on a month-to-month basis and users may cancel the service at any time. The average consumer is expected to be active on 1-2 dating sites and will use Date Kickstarter for three months. The Company recognizes revenue upon the consumer subscribing for the dating management non-refundable subscription service.

The Company’s revenue recognition policy is based on the revenue recognition criteria established in accordance with Accounting Standards Codification (ASC) 605. The criteria and how the Company satisfies each element are as follows: (1) persuasive evidence of an arrangement - the Company and the consumer enters into a signed contract; (2) delivery has occurred – when the consumer starts receiving responses from other users on the respective dating platforms, the deposit becomes non-refundable per the terms of the signed contract and the Company has provided all services to be delivered to the customer under the contract; (3) the price is fixed and determinable - the signed contract indicates a fixed dollar amount of subscription signed by the consumer; (4) collectability is reasonable assured - the Company receives a subscription deposit and the balance upon the receipt of user’s desired number of matches.

Research and Development and Software Development Costs

All research and development costs are expenses as incurred. Costs of software developed for internal use are capitalized in accordance with the FASB’s guidance during the application development stage and are then amortized over the estimated useful life of the software, which to date has been five years or less once the software is ready for its intended use. For the year ended December 31, 2017 and 2016, research and development expenses were $12,258 and $0 mainly for website design and development that will be used for the Company’s on-line dating management subscription services upon completion.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-16

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2017 and 2016, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-17

The Company’s financial instruments consist principally of accrued liabilities. Pursuant to ASC 820, “Fair Value Measurements and Disclosures” and ASC 825, “Financial Instruments”, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2017 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2016 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its financial statements.

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company has evaluated the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326).” The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

F-18

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3 – ACCRUED EXPENSES

The Company had accrued professional fees totaling $2,500 and $1,500 at December 31, 2017 and 2016, respectively.

NOTE 4 – DUE TO RELATED PARTY

Due to related party amounted to $105,952 and $0 at December 31, 2017 and 2016, respectively, consists primarily of funds advanced to the Company by its President for its working capital needs. Funds advanced to the Company by the related party are non-interest bearing, unsecured and due on demand at December 31, 2017 and 2016, respectively.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Commitments

None.

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company’s capitalization at December 31, 2017 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

F-19

Common Stock

On July 22, 2016, the Company issued 20,000,000 shares of its common stock, at par value of $0.0001 per share, to two directors and officers for the services performed at $2,000. The officers and directors of the Company contributed as additional paid in capital in settlement of Company’s expenses of $312 as of December 31, 2016.

In March 2017 and June 2017, the officers and directors contributed as additional paid in capital in settlement of Company’s expenses of $400 paid to the state of Delaware for annual taxes and filing fees, and $2,000 paid to the accountants for professional services.

On April 19, 2017, the Company effectuated a change in control and redeemed 19,500,000 shares of its then outstanding 20,000,000 shares of common stock upon the resignation of two officers and directors. On April 20, 2017, pursuant to Section 4(2) of the Securities Act of 1933, the Company issued 15,000,000 shares of its common stock to Mrs. Maria Malek and appointed her to be the Company’s Chief Executive Officer, the sole officer and director, and issued 5,000,000 shares to John Malek. The common stock was issued for no consideration as a result of change in control.

On July 24, 2017, the Company offered to sell and sold thereafter, 810,000 shares of its common stock to its management team, consultants and friends and family for a total consideration of $81 as the par value of the common stock issued. The issuances of securities were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(a)(2) and Rule 506 of Regulation D thereof.

As a result of all common stock issuances, the total issued and outstanding shares of common stock at December 31, 2017 and 2016 were 21,310,000 and 20,000,000, respectively.

Preferred stock

The Company has not issued any preferred stock as of December 31, 2017 and 2016, respectively.

NOTE 7 – INCOME TAX

Income tax expense for the years ended December 31, 2017 and 2016, is summarized as follows.

	December 31, 2017	December 31, 2016
Deferred:
Federal	$(7,183)	$(1,296)
State	-	-
Change in valuation allowance	7,183	1,296
Income tax expense (benefit)	$—	$—

F-20

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rates of 21% and 34% for the years ended December 31, 2017 and 2016, respectively, and the state income tax rate net of federal tax benefit of 0%, to the income taxes reflected in the Statements of Operations:

	December 31, 2017	December 31, 2016
Book Income (loss)	34%	34%
State taxes	-	-
Total	34%	34%
Valuation allowance	-34%	-34%
Tax expense at actual rate	—	—

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets at December 31, 2017 and 2016 are as follows:

	December 31, 2017	December 31, 2016
Deferred tax assets:
Net operating loss carry forward	$7,183	$1,296
Total gross deferred tax assets	7,183	1,296
Less - valuation allowance	(7,183)	(1,296)
Net deferred tax assets	$—	$—

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was enacted, significantly altering U.S. corporate income tax law. The SEC issued Staff Accounting Bulletin 118, which allows companies to record reasonable estimates of enactment impacts where all of the underlying analysis and calculations are not yet complete. The provisional estimates must be finalized within a one-year measurement period. The Company reduced its net domestic deferred tax asset balance by $4,447 due to the reduction in corporate tax rate from 34% to 21%. These adjustments are fully offset by a change in the Company’s U.S. valuation allowance.

At December 31, 2017, the Company had accumulated deficit of approximately $38,016 for U.S. federal and Delaware income tax purposes available to offset future taxable income expiring on various dates through 2035. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance during the years ended December 31, 2017 and 2016 was an increase of $5,887 and $1,296, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2017, tax years 2016 and 2017 remain open for examination by the IRS and California. The Company has received no notice of audit from the Internal Revenue Service or California for any of the open tax years.

F-21

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 29, 2018, the date of this filing, noting the following items that would impact the accounting for events or transactions in the current period that require additional disclosures.

License Agreement

On February 1, 2018, the Company and Adam Watson (“Seller” or “Watson”), (collectively referred to hereafter occasionally as the “Parties”) entered into a Modification of the Copyright License Agreement Dated August 25, 2017 (the “Modification Agreement”) pursuant to which Seller sold outright to the Company all of Seller’s previously licensed rights, titles and interests of and relating to Watson’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Technology”). In exchange and in consideration for the rights granted pursuant to the Modification Agreement, the Company agreed to remunerate Watson as follows:

●	Payment of $5,000 as total cash consideration for purchase of the Technology and all associated rights thereto; and

●	Payment of monthly compensation equal to 10% of the Company’s net profit (if any) (the “Seller’s Commission”), first payment due February 1, 2018 and further payments to endure indefinitely so long as the Company is in existence and good standing unless mutually terminated by the Parties.

The Modification Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a waiver of the Parties’ preexisting obligations under the Copyright License Agreement Dated August 25, 2017 (the “Original Agreement”). Specifically, Seller waived any and all claims of ownership in and to the Technology, including but not limited to, rights of reversion as may have been expressed under the Original Agreement, as the sale of the Technology was meant to effectively operate as a waiver of all Seller’s rights in and to the Technology. In addition, Seller waived each of the Company’s preexisting obligations to pay to Watson a percentage of the Company’s net profits or sales, except as has been expressed pursuant to the Modification Agreement, as indicated above. Seller further waived any and all preexisting obligations on part of the Company, under the Original Agreement, to pay royalties, except as defined pursuant to the Modification Agreement. Seller also waived the Company’s preexisting obligations to pay royalties to Watson except as has been expressed pursuant to the Modification Agreement, and Seller waived all other limitations that may have been placed on the Company’s exploitation of the Technology under the Original Agreement, including, but not limited to, limitations on utilization of web-based implementations, resale, transfer, or assignment to third parties. Lastly, all spending, advertising or marketing obligations, as loosely defined in Section 9 of the Original Agreement (under heading “Licensee Responsibilities”), were waived by operation of the Modification Agreement.

F-22

Promissory Note

On February 7, 2018, the Company issued a promissory note in the amount of up to $90,000 (the “Loan Amount”) to the President and CEO of the Company (the “Lender”). Pursuant to the terms and subject to the conditions of the promissory note, the Company agreed to repay to Lender the entire Loan Amount, at 0% interest rate, due upon demand by Lender.

The Promissory Note has an indefinite term and bears 0% interest. The Promissory Note reflects the Company’s intent to recompense the Lender for certain prior loans made by the Lender to the Company.

Consulting Services Agreement

On February 22, 2018, the Company and Halcyon Innovation, LLC (“Consultant”) (collectively referred to hereafter occasionally as the “Parties”) entered into a Consulting Services Agreement (the “Agreement”) pursuant to which Consultant, which is in the business of providing customized technology solutions, shall implement a decentralized blockchain based profile storage solution (the “Development Work”) for the Company’s website, http://datekickstarter.com (the “Website”). In exchange and in consideration for the services to be provided pursuant to the Agreement, the Company agreed to remunerate Consultant $10,000 as total cash consideration due for the Development Work, to be paid in installments.  The first installment of $3,500 shall be paid by the Company upon order; the second installment of $3,500 to be paid upon delivery of an Alpha of the Development Work, and final installment of $3,000 shall be paid by the Company upon completion of the Development Work. If any additional services are required beyond those included in the Development Work, the Company agreed to pay pursuant to the Agreement an hourly rate, provided as $50 per hour for development work and $75 per hour for graphic design.

F-23

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) and/or Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

No underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 22, 2016, the Company issued the following shares of its common stock:

James Cassidy	10,000,000
James McKillop	10,000,000

(2) Of these shares on April 19, 2017, an aggregate of 19,500,000 shares was redeemed pro rata at par resulting in 250,000 shares held by each of the named shareholders.

(3) As part of the Company’s Change in Control, On April 20, 2017, the Company issued 15,000,000 shares of its common stock to Mary Malek for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

(4) Also as part of the Company’s Change in Control, On April 20, 2017, the Company issued 5,000,000 shares of its common stock to John Malek for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

(5) From July 24, 2017 through August 29, 2017, the Company issued a total of 800,000 shares of its common stock at $0.0001 per share pursuant to executed subscription agreements under a Regulation D offering. A total of $80 was received by the Company as aggregate consideration paid for these 800,000 shares issued at value of $0.0001 per share. No underwriters were used, and no commissions or other remuneration was paid except to the Company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  The shares involved in the offering continue to be subject to Rule 144 of the Securities Act of 1933.

The securities described in the above two (2) paragraphs were sold in reliance on Regulation D, Section 506 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.  The Company qualified for an exemption from registration under Rule 506 in each of the issuances described above since the Company is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither the Company nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption therefrom.  The Company exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

Details of the specific transactions is specified directly below:

Name of Shareholder	Number of Shares	Aggregate Consideration for all Shares Purchased
-DIMITRI ZHURAVLEV	10,000	$1.00
-TRISTAN BEUKERS	10,000	$1.00
-DMITRI TRIPHON	10,000	$1.00
-ANDREW TRIPHON	10,000	$1.00
-ADAM WATSON	10,000	$1.00
-PABLO ALCALA	10,000	$1.00
-POLINA BRAILOVSKY	10,000	$1.00
-DANIEL ZHURAVLEV	100,000	$10.00
-NIKOLAI VAVAKIN	10,000	$1.00
-LAURA VAVAKIN	10,000	$1.00
-ERIN SCHATZ	10,000	$1.00
-TIMOTHY HALE	10,000	$1.00
-OLGA VAVAKINA	100,000	$10.00
-EUGENY SCHYMIAK	10,000	$1.00
-GALENY SCHYMIAK	10,000	$1.00
-VALERI VAVAKIN	100,000	$10.00
-JAMES SOLIS	10,000	$1.00
-DIANE KEY	10,000	$1.00
-GAMAL A. MALEK TAYAB	100,000	$10.00
-VICTOR SHESHKOVSKY	10,000	$1.00
-JOSHUA SCHATZ	10,000	$1.00
-MIGUEL A. URETA, JR.	10,000	$1.00
-BENJAMIN HARTMAN	10,000	$1.00
-CATHERINE SCHATZ	10,000	$1.00
-JOSHUA KUSHNER	10,000	$1.00
-GENNADIY FEDUKLIN	10,000	$1.00
-LOUBOV FEDULKINA	100,000	$10.00
-PHILIP GLAZATOV	10,000	$1.00
-VERA MATVEENKO	10,000	$1.00
-ALFREDO JOHNSON	10,000	$1.00
-ALBERT J. LLEWELLYN, IV	10,000	$1.00
-LENA MCCLELLAN	10,000	$1.00
-DANNY ALSAFFER	10,000	$1.00
-QUINTON WHITE	10,000	$1.00
-TIFFANY SALINAS URETA	10,000	$1.00
TOTAL:	800,000	$80.00

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (exhibit to Form 10-12G filed August 9, 2016)
3.2	By-laws (exhibit to Form 10-12G filed August 9, 2016)
3.3	Sample stock certificate (exhibit to Form 10-12G filed August 9, 2016)
5.0	Opinion of Counsel on legality of securities being registered
10.1	Promissory Note dated February 7, 2018 (previously filed)
23.1	Consent of Independent Registered public accounting firm
23.2	Consent of Attorney (filed as part of Exhibit 5.0)

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newport Beach, California on September 14, 2018.

CELEBIDDY, INC.

/s/ Malek, Mary
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mary Malek	Principal Executive Officer	September 14, 2018

/s/ Mary Malek	Principal Financial Officer	September 14, 2018

/s/ John Malek	Vice President	September 14, 2018

/s/ Mary Malek	Director	September 14, 2018

/s/ John Malek	Director	September 42, 2018